UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2011

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 610, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Material Amendment to a Definitive Agreement.

Abbott Molecular Retains Worldwide in vitro diagnostic (IVD) Rights to HDC Urine and Tissue Prostate Cancer Tests and Surrenders Worldwide Exclusive Rights to HDC LDT version of the Tests

On August 10, 2011, Health Discovery Corp. (“HDC”) and Abbott Molecular Inc. (“Abbott”) amended (the “Amendment”) the License Agreement dated as of January 30, 2009 (the “License Agreement”). Pursuant to the Amendment, HDC has reclaimed valuable exclusive rights to both the urine-based and tissue-based laboratory-developed-tests (“LDT”) for prostate cancer.  Abbott agreed to surrender the LDT rights that HDC had previously granted at no cost to HDC.  This narrow amendment to the overall License and Development Agreement will have no effect on the other terms of the HDC-Abbott License Agreement, including Abbott retaining all rights to develop an in vitro diagnostic (“IVD”) urine-based test for prostate cancer and an IVD tissue-based test for prostate cancer.

HDC believes that there exists a significant worldwide market for the clinical laboratory developed LDT version of the urine-based test for prostate cancer (which is also currently also licensed to Quest Diagnostics on a non-exclusive basis) and the clinical laboratory developed LDT version of the tissue-based test for prostate cancer (which is currently also licensed to Clarient/GE Healthcare on a non-exclusive basis). HDC has started the process of discussing potential licenses for these valuable LDT rights globally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: August 15, 2011	By:	/s/ Stephen D. Barnhill, MD
Chairman of the Board and Chief Executive Officer